Exhibit 10.01





                               THIRD AMENDMENT TO
                    ALBERT L. PRILLAMAN EMPLOYMENT AGREEMENT

         THIS THIRD AMENDMENT, dated as of the 26th day of April, 2005 (the "Third Amendment") to the Employment Agreement, dated as of January 1, 1991, as amended October 1, 1996 and March 1, 2003 (the "Employment Agreement") between ALBERT L. PRILLAMAN ("Employee") and STANLEY FURNITURE COMPANY, INC., a Delaware corporation (the "Company").
         The Parties desire to amend the Employment Agreement as set forth herein to provide for the Employee's retirement from employment with the Company effective as of April 30, 2005.
         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

     1. Section 2 of the Employment Agreement is amended to add the following at the end thereof:

          Notwithstanding anything in this Agreement to the contrary, the term of employment under this Agreement shall end on April 30, 2005, and at the end of such term, all provisions of the Employment Agreement shall terminate and be of no force or effect other than the obligations set forth in Section 6(b) and 6(c) of the Employment Agreement and in
          Section 2 of the Third Amendment.

     2. As soon as practicable, the Company shall transfer to the Employee, at no cost to the Employee, title to the automobile owned or leased by the Company and currently used by the Employee. The Company also shall pay the Employee an additional amount reasonably estimated by the Company to be equal to any federal, state and local income or employment taxes imposed on the Employee from (a) the transfer of the automobile and (b) the Company's payment under this sentence.

     3. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to conflict of laws.

     4. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     5. The Employment Agreement as amended hereby and this Amendment shall be read together to constitute one agreement. The parties hereto agree that the Employment Agreement, as amended hereby, remains in full force and effect until its termination as provided herein.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed on the day and year first above written.

                                             STANLEY FURNITURE COMPANY, INC.

                                             By:/s/Jeffrey R. Scheffer
                                                ----------------------
                                                Jeffrey R. Scheffer
                                                Chairman, President and Chief
                                                Executive Officer

                                                /s/Albert L. Prillaman
                                                -----------------------
                                                Albert L. Prillaman